FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-274151-01

D2-Natixis Multifamily Mortgage Trust 2026-M1

	Lower Balance	Upper Balance
	$187,640,000	$312,640,000
0CPY (Term Sheet)	4.72	4.57
100CPY	4.36	4.23
100CPR	3.30	2.56

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-274151) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, NATIXIS SECURITIES AMERICAS LLC, BARCLAYS CAPITAL INC., BMO CAPITAL MARKETS CORP., WELLS FARGO SECURITIES, LLC, OR ANY OTHER UNDERWRITER OR DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS UPON REQUEST.

Ce document est la propriété de BPCE. Ne peut être communiqué à des tiers sans son autorisation écrite.	1/1